UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 11, 2014

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Unregistered Sale of Equity Securities.

On November 11, 2014, Navidea Biopharmaceuticals, Inc. (“Company”) received from Crede CG III, Ltd. (“Crede”) a notice that Crede was electing to exchange the Series JJ warrant issued to Crede on September 24, 2013(“Warrant”) for 3,843,223 shares of the Company’s common stock, $.001 par value. The right to exchange the Warrant for common stock is set forth in Section 5 of the Warrant that was issued to Crede pursuant to a Securities Purchase Agreement (“Purchase Agreement”) between the Company and Crede dated September 24, 2013. In accordance with the notice and the terms of the Warrant, the common stock was issued to Crede on November 14, 2014, and no additional consideration was paid or was payable by Crede.

The issuance of the common stock in exchange for the Warrant was exempt from registration under the Securities Act of 1933(“Act”) under Section 4(2) of the Act, and Rule 144 promulgated thereunder.

The foregoing description of the terms of the Purchase Agreement and Warrant is qualified in its entirety by reference to the full text of the Purchase Agreement and Warrant appearing as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 24, 2013, which exhibit is incorporated herein in its entirety by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: November 14, 2014	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer